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                                                                  EXHIBIT 10.150


                          AGREEMENT AND MUTUAL RELEASE

        THIS AGREEMENT AND MUTUAL RELEASE ("Agreement") is entered into January ___, 2003 by and among Associated Staffing Resources, Inc., a California corporation which is a wholly owned subsidiary of OptimumCare Corporation ("Buyer"), and Social Work Services, Inc., a California corporation ("Seller") and Kyle Menichetti Krogh ("Shareholder"). Certain capitalized terms used herein are defined in the Asset Purchase Agreement.

                                       R E C I T A L S

        A. Buyer, Seller and Shareholder entered into an Asset Purchase Agreement ("Purchase Agreement") effective as of November 1, 2002 pursuant to which Buyer agreed to acquire certain assets of Seller.

        B. Buyer and Shareholder entered into an Employment Agreement ("Employment Agreement") which was to be effective as of December 1, 2002 but which has not commenced due to Shareholder's desire to delay commencement.

        C. Buyer, Seller and Shareholder desire to modify the Purchase Agreement and to rescind the Employment Agreement prior to its commencement such that it is void and does not become effective.

                                      A G R E E M E N T

        NOW, THEREFORE, in consideration of the mutual premises as set forth herein, the parties hereto agree as follows:

        1. Recitals. The Recitals are incorporated herein by this reference.

        2. Delivery of Assets. Seller and Shareholder agree to deliver to Buyer not later than February 7, 2003, the computer (including all hardware, software, manuals and passwords), the four 4-button AT&T telephones, the inactive employee files and any and all copies thereof, the inactive employee physical files and any and all copies thereof, any and all copies of the active employee files, any and all copies of the active customer files. Seller and Shareholder agree to sign any documents and provide any information required by Buyer to transfer the domain name "www.socialworkservices.com" to Buyer not later than February 7, 2003.

        3. Amendment of Purchase Agreement.

               (a) Section 1.4 of the Purchase Agreement is amended to read in its entirety as follows:

                      "1.4 Purchase Price. The total consideration to be paid by Buyer to Seller for the Assets (the "Purchase Price") will be $26,671.39.

               (b) Section 1.5 of the Purchase Agreement is amended to read in its entirety as follows:


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                      "1.5 Payment of Purchase Price; Contingencies. Buyer will
pay the Purchase Price to Seller or for the benefit of Seller in immediately available funds on the Closing Date."

               (c) Section 9 of the Purchase Agreement is deleted in its entirety.

        4. Accounts Receivable. Seller shall notify Buyer of all payments received by Seller after the Closing Date from any third part in connection with or arising out of any of the Seller's receivables as listed on Exhibit A to this Agreement which aggregate $24,532.70 (the "Receivables"). Seventy-five percent (75%) of all payments received by Buyer of the Receivables shall be held by Buyer in trust for the benefit of Seller. Within five business days following receipt by Buyer of such a payment, Buyer shall deposit said payment and pay, or cause to be paid, over to Seller, seventy five percent (75%) of the amount of such payment or reimbursement without right of setoff. In the event a payment is received which does not specify whether it is applicable to an invoice for Receivables or for receivables generated by Buyer following the Effective Date, Buyer shall first apply the payment to any unpaid Receivables of the payor. Buyer shall be entitled to retain twenty-five percent (25%) of the Receivables it collects.

        5. Continued Assumption of Liability. Buyer shall continue to assume all liability under (i) the Standard Multi-Tenant Office Lease -Gross dated May 25, 2001 for the real property located at 330 Main Street, Seal Beach, California (the "Real Property Lease"), (ii) the Equipment Lease Agreement dated June 6, 2001 for a Savin 9922 copier (the "Copier Lease"), and (iii) any agreements for the utilization or maintenance of telephone services or utilities services presently servicing the premises covered by the Real Property Lease (the "Utilities Contracts").

        6. Payment. Provided the Shareholder and Seller have delivered the assets as set forth in Section 2 above on or before February 7, 2003, Buyer shall pay Shareholder $7,500.00 on or before February 11, 2003.

        7. Rescission of Employment Agreement. Buyer and Shareholder agree that the Employment Agreement is hereby rescinded such that it is void and does not become effective. Shareholder shall not be entitled to receive the options contemplated by the Employment Agreement.

        8. Non-Compete Agreement. Seller, Buyer and Shareholder agree that the terms of the Non-Compete Agreement dated November 7, 2002 between Seller, Buyer and Shareholder shall remain unchanged.

        9. Mutual Release. Except for the obligations imposed by Sections 2, 4, 5, 6, 7 and 8 of this Agreement, each of the parties does hereby release, acquit and forever discharge the others, their heirs, executors, administrators, predecessors, successors and assigns, agents, representatives, officers, directors, employees, attorneys, insurers, adjusters, subsidiaries and affiliates, from any and all claims, demands, actions, causes of action, damages, costs, or other claims whatsoever in law or equity, which any party may have against any of the other parties pertaining to, relating to, in connection with, or arising out of any matter or thing whatsoever, including without limitation any incident, including but not limited to claims of bad faith, which


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occurred or which are alleged to have occurred in connection with the Purchase
Agreement or the Employment Agreement. In entering into this Agreement, the parties release, relinquish, remise, waive forever, discharge, absolve and quit each other of and from each, every and all things, including by way of example, but not limitation, each, every and all manner of actions, causes of action, liabilities, debts, sums of money, controversies, indebtedness, breaches of contract, breaches of duty or any relationships, acts, omissions, promises, agreements, representations, damages and any demand of any type, nature, kind or description, whether in law or in equity, or otherwise, by reason of any matters, causes or things, whatsoever, whether known or unknown, suspected or unsuspected, heretofore or now existing or which could, might or may be claimed to exist from the beginning of time to the present date.

               (a) Waiver of Code Provisions. Each of the parties hereto does hereby acknowledge and agree that it is their intention that this Agreement shall be effective as a full and final accord and satisfaction and settlement of and as a bar to each and every claim, demand, debt, account, reckoning, liability, obligation, cost, expense, lien, action and cause of action, heretofore referred to and released, which any party hereto has, or has had against the other parties hereto. In connection with such waiver and relinquishment, each of the parties hereto acknowledges that they are aware that they or their attorney may hereafter discover facts different from or in addition to the facts which they or their attorney now know or believe to be true with respect to the subject matter of this Agreement, but that it is their intention to fully, finally, absolutely and forever settle any and all claims, disputes and differences which now may exist or heretofore have existed between any of the parties to this Agreement, and that in furtherance of such intention the mutual releases herein given shall be and remain in effect as full and complete general mutual releases notwithstanding the discovery of any such different or additional facts. Therefore, each of the parties hereto acknowledges that they have been informed by their respective attorneys and/or advisors of, and that they are familiar with Section 1542 of the Civil Code of the State of California which provides as follows:

               "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Each of the parties hereto does hereby abandon, release, waive and relinquish all rights and benefits which they may acquire under Section 1542 of the Civil Code of the State of California or any other similar statute from any other relevant jurisdiction pertaining to the subject matters of this Agreement.

               (b) Release Not Admission of Liability. It is expressly understood, acknowledged and agreed to that by reason of entering into this Agreement, none of the parties admit, expressly or impliedly, any fact or liability of any type or nature with respect to any matter, whether or not referred to herein, and none of the parties have made any such admission and this Agreement is entered into solely by way of compromise and settlement only.

               (c) No Assignment of Claim. The parties represent and warrant that there has been no assignment or other transfer of any interest in any claim which they might have and therefore each of the undersigned agrees to indemnify and hold the other harmless from any liabilities, claims, demands, damages, costs, expenses and attorney's fees incurred by the other as


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a result of any person asserting any such assignment or transfer of any rights or claims under such assignment or transfer.

        10. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        11. Attorneys' Fees. In any dispute between the parties, whether or not resulting in litigation, the party substantially prevailing shall be entitled to recover from the other party all reasonable costs, including, without limitation, reasonable attorney's fees.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    "Seller"

                                    SOCIAL WORK SERVICES, INC.



                                    By:
                                        ----------------------------------------
                                        Kyle Menichetti Krogh, President and
                                        Secretary

                                    "Buyer"

                                    ASSOCIATED STAFFING RESOURCES, INC.



                                    By:
                                        ----------------------------------------
                                        Edward A. Johnson, Chief Executive
                                        Officer


                                    "Shareholder"


                                    --------------------------------------------
                                    KYLE MENICHETTI KROGH


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                                    Exhibit A

                          Remaining Account Receivables

                                    Attached


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